As filed with the Securities and Exchange Commission on December 14, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEAN FOODS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	75-2559681
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(214) 303-3400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
SEE TABLE OF ADDITIONAL REGISTRANTS
Michelle P. Goolsby
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(214) 303-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price Per Unit/
Title of Each Class of Securities	Proposed Maximum Aggregate Offering Price/
to be Registered	Amount of Registration Fee
Debt Securities	$0(1)
Guarantees of Debt Securities

(1)	An indeterminate aggregate initial offering price of debt securities and guarantees of Dean Foods Company are being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

TABLE OF ADDITIONAL REGISTRANTS

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
31 Logistics, Inc.	Delaware	2026	36-4416921	16110 E. Hardy Houston, TX 77032 (281) 821-3111
Alta-Dena Certified Dairy, Inc.	Delaware	2026	36-4261347	17637 E. Valley Road City of Industry, CA 91744 (626) 964-6401
Barber Ice Cream, LLC	Delaware	2026	02-0572872	126 Barber Court Birmingham, AL 35209 (205) 943-0265
Barber Milk, Inc.	Delaware	2026	36-4210352	36 Barber Court Birmingham, AL 35209 (205) 942-2351
Berkeley Farms, Inc.	California	2026	94-3308965	25500 Clawiter Road Hayward, CA 94545 (510) 265-8600
Broughton Foods, LLC	Delaware	2026	31-4135025	1701 Greene St. (ST Rd 27) Marietta, OH 45750 (740) 373-4121
Colorado ES, LLC	Delaware	2026	74-2967360	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Country Delite Farms, LLC	Delaware	2026	75-2715954	1401 Church Street Nashville, TN 37203 (615) 320-1440
Country Fresh, LLC	Michigan	2026	38-1256303	2555 Buchanan SW Grand Rapids, MI 49548 (616) 243-0172
Creamland Dairies, Inc.	New Mexico	2026	85-0031142	010 Indian School Road NW Albuquerque, NM 87102 (505) 768-1259
Curan, LLC	Delaware	2026	74-3004967	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dairy Fresh, LLC	Delaware	2026	75-2711138	2221 Patterson Ave. Winston-Salem, NC 27105 (336) 723-0311
Dairy Information Systems, LLC	Delaware	2026	20-2830009	3333 S. Bannock St., Suite 800 Englewood, CO 80110 (303) 781-3977
Dairy Information Systems Holdings, LLC	Delaware	2026	20-1859144	3333 S. Bannock St., Suite 800 Englewood, CO 80110 (303) 781-3977
Dean Dairy Holdings, LLC	Delaware	2026	75-2969188	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
Dean Dairy Products Company	Pennsylvania	2026	25-1476269	1858 Oneida Lane Sharpsville, PA 16150 (724) 962-7801
Dean Foods Company of California, Inc.	Delaware	2026	36-4205685	6400 Regio Ave. Buena Park, CA 90620 (714) 684-2160
Dean Foods Company of Indiana, Inc.	Delaware	2026	34-4144799	11555 N. Meridian, Suite 530 Carmel, IN 46032 (574) 224-2480
Dean Foods North Central, Inc.	Delaware	2026	36-4277858	3433 Broadway St. NE Minneapolis, MN 55413 (612) 378-7120
Dean Holding Company	Wisconsin	2026	39-0318390	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean Illinois Dairies, LLC	Delaware	2026	02-0572879	6303 Maxon Road Chemung, IL 60033 (815) 943-5441
Dean Intellectual Property Services II, L.P.	Delaware	2026	05-0533512	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean Intellectual Property Services, L.P.	Delaware	2026	05-0533498	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean International Holding Company	Delaware	2026	75-2889785	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean Legacy Brands, Inc.	Delaware	2026	20-3026025	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean Management Corporation	Delaware	2026	75-2587782	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean Midwest, LLC	Delaware	2026	75-2969189	3600 N. River Road Franklin Park, IL 60131 (847) 678-1680
Dean Midwest II, LLC	Delaware	2026	02-0572849	3600 N. River Road Franklin Park, IL 60131 (847) 678-1680
Dean Milk Company, Inc.	Kentucky	2026	61-0471432	4420 Bishop Lane Louisville, KY 40218 (502) 451-9111
Dean Northeast, LLC	Delaware	2026	52-2133221	124 Grove Street Franklin, MA 02038
				(508)528-9000

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
Dean Northeast II, LLC	Delaware	2026	02-0572888	124 Grove Street Franklin, MA 02038 (508) 528-9000
Dean Puerto Rico Holdings, LLC	Delaware	2026	75-2566832	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Dean SoCal, LLC	Delaware	2026	33-0866903	4221 Buchanan St. Riverside, CA 92503 (951) 898-8200
Dean Southeast, LLC	Delaware	2026	74-2938751	2900 Bristol Highway Johnson City, TN 37602 (423) 283-5700
Dean Southeast II, LLC	Delaware	2026	75-2969192	2900 Bristol Highway Johnson City, TN 37602 (423) 283-5700
Dean Southwest, LLC	Delaware	2026	75-2938753	3114 S. Haskell Dallas, TX 75223 (214) 824-8163
Dean Southwest II, LLC	Delaware	2026	75-2969190	3114 S. Haskell Dallas, TX 75223 (214) 824-8163
Dean Transportation, Inc.	Ohio	2026	34-1848896	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
DIPS GP II, LLC	Delaware	2026	20-3026083	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
DIPS GP, Inc.	Delaware	2026	05-0533495	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
DIPS Limited Partner II	Delaware	2026	36-4327167	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
DIPS Limited Partner	Delaware	2026	05-0533454	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Elgin Blenders, Incorporated	Illinois	2026	36-2997521	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Fairmont Dairy, LLC	Delaware	2026	02-0572890	15 Kishacoquillas St. Belleville, PA 17004 (717) 935-2121

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
Gandy’s Dairies, Inc.	Texas	2026	75-0900623	201 University Lubbock, TX 79415 (806) 765-8833
Golden Valley Dairy, LLC	Delaware	2026	20-1543443	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Horizon Organic Dairy, Idaho Farm, Inc.	Colorado	2026	82-0460690	2589 East 500 South Hazelton, ID 83335 (208) 438-8450
Horizon Organic Dairy, Maryland Farm, Inc.	Colorado	2026	84-1420905	11471 Augustine Herman Hwy Chestertown, MD 21620 (410) 348-5472
Horizon Organic Holding Corporation	Delaware	2026	84-1405007	6311 Horizon Lane, Suite 201 Longmont, CO 80503 (303) 530-2711
Horizon Organic International, Inc.	Delaware	2026	84-1544905	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
HPNC, LLC	Delaware	2026	20-3671151	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
International Dairy Holdings, LLC	Delaware	2026	20-0613122	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Kohler Mix Specialties of Minnesota, LLC	Delaware	2026	84-1582879	4041 Highway 61 North White Bear Lake, MN 55110 (651) 426-1633
Kohler Mix Specialties, LLC	Delaware	2026	84-1583749	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Land-O-Sun Dairies, LLC	Delaware	2026	74-2938694	2900 Bristol Highway Johnson City, TN 37602 (423) 283-5700
Liberty Dairy Company	Michigan	2026	38-1530956	1847 R.W. Berends Drive Wyoming, MI 49509 (616) 530-4800
Louis Trauth Dairy, LLC	Delaware	2026	75-2748077	1045 York Street Newport, KY 41071 (859) 431-7553
Marathon Dairy Investment Corp.	Minnesota	2026	41-2003984	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Mayfield Dairy Farms, Inc.	Delaware	2026	62-0583008	813 Madison Avenue Athens, TN 37303 (423)745-2151

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
McArthur Dairy, Inc.	Florida	2026	59-0608937	500 Sawgrass Corp. Sunrise, FL 33325 (305) 795-7700
Meadow Brook Dairy Company	Pennsylvania	2026	25-1101612	2365 Buffalo Road Erie, PA 16510 (814) 899-3191
Melody Farms, L.L.C.	Delaware	2026	43-1810270	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Midwest Ice Cream Company	Delaware	2026	36-4400130	630 Meadow Street Belvidere, IL 61008 (815) 544-2105
Model Dairy, LLC	Delaware	2026	75-2677981	500 Gould Street Reno, NV 89502 (775) 788-7900
Morningstar Foods, LLC	Delaware	2026	20-0613096	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Neptune Colorado LLC	Delaware	2026	74-2967363	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
New England Dairies, LLC	Delaware	2026	52-2133222	124 Grove Street Franklin, MA 02038 (508) 528-9000
Pet O’Fallon, LLC	Delaware	2026	02-0572862	610 East State St. O’Fallon, IL 62269 (618) 632-6381
Purity Dairies, Incorporated	Delaware	2026	62-0432129	360-363 Murfreesboro Road Nashville, TN 37210 (615) 244-1900
Reeves Street, LLC	Delaware	2026	20-0052254	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Regan, LLC	Delaware	2026	74-3004965	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Reiter Dairy of Akron, Inc.	Ohio	2026	34-0092308	1055 Wooster Road Barberton, OH 44203 (330) 745-2552
Reiter Dairy of Springfield, LLC	Delaware	2026	04-3673675	1941 Commerce Circle Springfield, OH 45504 (937) 323-5777
Robinson Dairy, LLC	Delaware	2026	84-0687466	646 Bryant Street Denver, CO 80204
				(303)825-2990

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
Schenkel’s All-Star Dairy, LLC	Delaware	2026	75-2913243	1019 Flaxmill Road Huntington, IN 46750 (260) 356-4225
Schenkel’s All-Star Delivery, LLC	Delaware	2026	75-2913244	1019 Flaxmill Road Huntington, IN 46750 (260) 356-4225
SFG Management Limited Liability Company	Delaware	2026	75-2571366	3214 S. Haskell Dallas, TX 75223 (214) 824-8163
Shenandoah’s Pride, LLC	Delaware	2026	74-2952858	5319-5325 Port Royal Road Springfield, VA 22151 (703) 321-9500
Southern Foods Group, L.P.	Delaware	2026	75-2571364	3214 S. Haskell Dallas, TX 75223 (214) 824-8163
Southern Foods Holdings	Delaware	2026	75-2914102	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Suiza Dairy Group Holdings, Inc.	Delaware	2026	75-2859567	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Suiza Dairy Group, Inc.	Delaware	2026	04-3742039	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400
Sulphur Springs Cultured Specialties, LLC	Delaware	2026	75-2867711	500 N. Jackson Sulphur Springs, TX 75482 (903) 885-7573
Swiss II, LLC	Delaware	2026	20-0613072	1739 Albion Street Los Angeles, CA 90031 (323) 224-8513
Swiss Premium Dairy, Inc.	Delaware	2026	23-2950154	2401 Walnut Street Lebanon, PA 17042 (717) 273-2658
T.G. Lee Foods, Inc.	Florida	2026	59-1379635	315 N. Bumby Ave. Orlando, FL 32803 (407) 894-4941
Terrace Dairy, LLC	Delaware	2026	11-6011532	4195 Middle Country Road Calverton, NY 11933 (631) 369-6336
Tuscan/Lehigh Dairies, Inc.	Delaware	2026	33-1046774	880 Allentown Rd. Lansdale, PA 19446 (215) 855-8205
Verifine Dairy Products Corporation of Sheboygan, Inc.	Wisconsin	2026	39-0677200	1606 Erie Avenue Sheboygan, WI 53082 (920) 457-7733

		Primary		Address, including zip code,
	State or Other	Standard	I.R.S.	and telephone number,
	Jurisdiction of	Industrial	Employer	including area code, of
Exact Name of Registrant as	Incorporation	Classification	Identification	Registrant’s principal
Specified in its Charter	or Organization	Code	Number	executive offices
White Wave, Inc.	Colorado	2026	84-0808981	1965 N. 57th Court Boulder, CO 80301 (303) 443-3470
WhiteWave Foods Company	Delaware	2026	75-2218815	1965 N. 57th Court Boulder, CO 80301 (303) 443-3470
WhiteWave Services, Inc.	Delaware	2026	20-3026265	2515 McKinney Avenue, Suite 1200 Dallas, TX 75201 (214) 303-3400

Prospectus
DEAN FOODS COMPANY
Debt Securities
     We may from time to time offer to sell debt securities. The debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. The debt securities will be fully and unconditionally guaranteed by all of our wholly owned U.S. subsidiaries (other than our receivables securitization subsidiaries).
     This prospectus contains a general description of the debt securities that we may offer for sale. We will determine the terms of each series of debt securities at the time of sale. We will provide the specific terms of the particular series of debt securities issued under this prospectus in a supplement to this prospectus. You should read this prospectus and any applicable supplements carefully before you invest.
     Investing in these debt securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We will sell these debt securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of debt securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
The date of this prospectus is December 14, 2005.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, an unlimited amount of the debt securities described by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
     This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the debt securities being offered. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the debt securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of debt securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
     As used in this prospectus, the terms “Dean Foods,” “we,” “us” and “our” may, depending upon the context, refer to Dean Foods Company, to one or more of its consolidated subsidiaries or to Dean Foods Company and all of its subsidiaries taken as a whole.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or a prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus.
     We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
• Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;
• Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

• Current Reports on Form 8-K filed with the SEC on January 7, 2005, January 27, 2005, March 18, 2005, April 18, 2005, June 1, 2005, June 15, 2005, June 23, 2005, June 27, 2005, August 30, 2005, September 13, 2005, October 12, 2005, October 19, 2005, November 23, 2005, November 28, 2005, December 7, 2005 and December 14, 2005; and

• All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

     This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site. In addition, we post the periodic reports that we file with the SEC on our website at http://www.deanfoods.com. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(214) 303-3400
Attention: Investor Relations
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including those discussed under the caption “Risk Factors.” We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements relate to future events, including our future performance, and often contain words like “may,” “should,” “could,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. Forward-looking statements are inherently uncertain, and actual performance or results may differ materially and adversely from that expressed in, or implied by, any such statements. Consequently, you should recognize these statements for what they are and we caution you not to rely upon them as facts.

RISK FACTORS
     You should carefully consider the risks related to the debt securities described below and the risks related to our company under the heading “Risk Factors” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, incorporated by reference in the registration statement of which this prospectus is a part, as well as other information included in this prospectus and the documents incorporated by reference in the registration statement of which this prospectus is a part, before buying any debt securities offered by the applicable prospectus supplement.
Risks related to the debt securities
     Our indebtedness may increase if we issue debt securities and do not retire existing debt.
     Our total debt and debt service obligations may increase if we issue debt securities and do not use the proceeds to retire existing debt. Substantial indebtedness could, among other things:
•	require us to dedicate a substantial portion of our cash flow to repaying our indebtedness, thus reducing the amount of funds available for other general corporate purposes;

•	limit our ability to borrow additional funds necessary for working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to adverse general economic or industry conditions; and

•	limit our flexibility in planning for, or reacting to changes in, our business.
     There can be no assurance that we will be able to meet our debt service obligations, including any of our obligations under the debt securities.
     In addition, we may need to incur substantial additional indebtedness in the future to fund our operations or certain strategic objectives. However, we may not be able to incur the additional financing necessary for these purposes.
     The value of our debt securities may decrease if rating agencies issue any adverse rating of our securities.
     There can be no assurance that credit rating agencies will rate any debt securities that we may issue, either at the time that we issue them or subsequent to their issuance. If the rating agencies do rate our debt securities, these ratings may be lower than investors expect. Rating agencies may lower their ratings at any time in the future, or may place the debt securities under watch with the possibility of lowering their ratings on the debt securities in the future. If any of these events occur, our access to capital markets may be adversely affected, and the value of the debt securities could decline.
     We conduct all of our operations through our subsidiaries and may be limited in our ability to access funds from these subsidiaries to service our debt, including the debt securities. In addition, the debt securities will not be guaranteed by all of our subsidiaries.
          We conduct all of our operations through our subsidiaries. Accordingly, we depend on our subsidiaries’ earnings and advances or loans made by them to us (and potentially dividends or distributions by them to us) to provide funds necessary to meet our obligations, including the payments of principal, premium, if any, and interest on the debt securities. If we are unable to access the cash flows of our subsidiaries, we would be unable to meet our debt obligations.
          Our subsidiaries are separate and distinct legal entities and, except for the subsidiary guarantors’ obligations under the subsidiary guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. None of our foreign affiliates is an obligor or guarantor in respect of the debt securities. Only our wholly owned U.S. subsidiaries (other than our receivables securitization subsidiaries) are guarantors of the debt securities, which subsidiaries are also guarantors of borrowings under our senior credit facility. As a result, if we default on our obligations under the debt securities, you will not have any direct claims against any of our foreign affiliates. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, the indenture allows us to create new foreign subsidiaries and invest in our foreign subsidiaries, all of whose assets you will not have any claim against.
The debt securities will be unsecured and, therefore, will be effectively subordinated to borrowings under our senior credit facility and any other secured debt, and the subsidiary guarantees of the debt securities will be unsecured and effectively subordinated to the secured debt of the subsidiary guarantors.
          The debt securities and subsidiary guarantees will not be secured by any of our assets or those of our subsidiaries. As a result, the debt securities are effectively subordinated to the indebtedness under our senior credit facility and any other secured debt we may incur and to the secured debt of any subsidiary guarantor to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt (including indebtedness under our senior credit facility) or the secured debt of any subsidiary guarantor may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the debt securities. As of September 30, 2005, Dean Foods had $1.96 billion of secured debt outstanding under our senior credit facility, but none of our U.S. subsidiaries other than our receivables securitization subsidiaries had any secured debt.
If an active trading market does not develop for a series of debt securities sold pursuant to the prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.
     Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may not list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•	that a market for any series of debt securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.
The subsidiary guarantees may be limited in duration.
          Each subsidiary guarantor will guarantee our obligations under the debt securities only for so long as each subsidiary guarantor is required to act as a guarantor under our senior credit facility. If any or all of the subsidiary guarantees are released or terminated or no longer required under the senior credit facility or the senior credit facility is terminated, such subsidiary guarantee(s) will automatically be released under the indenture. The indenture does not contain any covenants that materially restrict our ability to sell, transfer or otherwise dispose of our assets, including the capital stock of our subsidiaries, or the assets of any of our subsidiaries, except as described under the caption “Description of Debt Securities – Consolidation, Merger, Sale or Conveyance.” In the event that we sell, transfer or otherwise dispose of some or all of the capital stock of a subsidiary guarantor, such that it is no longer a subsidiary of ours, the guarantee of that subsidiary would terminate. Likewise, in the event a subsidiary guarantor were to sell, transfer or otherwise dispose of all or substantially all of its assets (or incur or guarantee indebtedness where such indebtedness or guarantee is secured by such subsidiary’s assets), the ability of the holders of debt securities to collect payments against such subsidiary under the guarantee could be materially and adversely affected.
The subsidiary guarantees may raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.
          Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, a court found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor:
•	was insolvent or was rendered insolvent because of the guarantee and the application of proceeds of the debt securities;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if, in either case, after final judgment the judgment is unsatisfied.
     We cannot be sure as to the standard that a court would use to determine whether the subsidiary guarantors were solvent at the relevant time, or that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the subsidiary guarantors’ other debt. A guarantee could also be subject to the claim that, because the guarantee was incurred for the benefit of Dean Foods Company, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, holders of the debt securities would cease to have a claim against the subsidiary guarantor and would be solely creditors of Dean Foods Company and any other subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.
     Since we are a holding company, if all of the subsidiary guarantees were voided, that would result in the holder of debt securities having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. In addition, to the extent that the claims of holders of debt securities against any subsidiary guarantor were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the debt securities. If one or more subsidiary guarantees are voided or subordinated, there may not be sufficient assets remaining to satisfy claims of holders of the debt securities after providing for all prior claims.
     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its debt, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
     Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of the obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

DEAN FOODS COMPANY
     We are a leading food and beverage company. Our Dairy Group is the largest processor and distributor of milk and various other dairy products in the United States. The Dairy Group manufactures and sells its products under a variety of local and regional brand names and under customer private labels. Our WhiteWave Foods Company segment manufactures, markets and sells a variety of well known soy, dairy and dairy-related nationally branded products including, for example: Silk® soymilk and cultured soy products; Horizon Organic® dairy products, juices and other products; International Delight® coffee creamers; and LAND O’ LAKES® creamers and cultured products. We also own the fourth largest dairy processor in Spain and an organic dairy business in the United Kingdom.
     Dairy Group — Our Dairy Group segment is our largest segment, with approximately 86% of our consolidated sales in the nine months ended September 30, 2005. Our Dairy Group manufactures, markets and distributes a wide variety of branded and private label dairy case products, such as milk, cream, ice cream, cultured dairy products and juices to retailers, distributors, foodservice outlets, schools and governmental entities across the United States. The Dairy Group also manufactures a portion of the products marketed and sold by WhiteWave Foods Company. Due to the perishable nature of the Dairy Group’s products, our Dairy Group delivers the majority of its products directly to its customers’ stores in refrigerated trucks or trailers that we own or lease. This form of delivery is called a “direct store delivery” or “DSD” system and we believe we have one of the most extensive refrigerated DSD systems in the United States.
     WhiteWave Foods Company — WhiteWave Foods Company’s operations have historically been conducted through three distinct operating units: White Wave, Inc., Horizon Organic and Dean National Brand Group. We are currently in the process of consolidating these three operating units and expect the consolidation to be completed in 2006. WhiteWave Foods Company manufactures, develops, markets and sells a variety of nationally-branded soy, dairy and dairy-related products, such as Silk soymilk and cultured soy products; Horizon Organic dairy products, juices and other products; International Delight coffee creamers; and LAND O’LAKES creamers and cultured products. WhiteWave Foods Company also sells Sun Soy® soymilk; The Organic Cow of Vermont® organic dairy products; White Wave® and Tofu Town® branded tofu; Hershey’s® milks and milkshakes; and Naturally Yours® sour cream. We license the LAND O’LAKES and Hershey’s names from third parties.
     International Group — Our International Group, which consists of our Leche Celta and Rachel’s Organic businesses, does not qualify as a reportable segment. Leche Celta manufactures, markets and sells private label and branded milk, butter and cream through its internal sales force to retailers and distributors across Spain and Portugal. Rachel’s Organic markets and sells premium organic milk, yogurt and desserts in the United Kingdom.
     Our principal executive offices are located at 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201. Our telephone number is (214) 303-3400. We were incorporated in Delaware in 1994. We maintain a website at www.deanfoods.com. The information on our website is a not a part of this prospectus.

USE OF PROCEEDS
     Unless we state otherwise in any applicable prospectus supplement, we expect to add substantially all of the net proceeds from the sale of the debt securities to our general funds to be used for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Nine Months
	Ended September 30,			Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges (a)	3.07x	2.33x	2.84x	3.07x	2.32x	2.76x	2.68x

(a)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes and cumulative effect of an accounting change plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt issue cost and debt discount and that portion of rental expense which we believe to be representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities in one or more series (each of which we refer to as a “series”) under an indenture to be entered into between us and The Bank of New York Trust Company, N.A., as trustee. The terms of any series of debt securities will be those specified in or pursuant to the indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939.
     The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in any applicable prospectus supplement also will not be complete. You should review the form of indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture.
     The following description of debt securities describes the general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific material terms of the series in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
  General
     The debt securities may be issued from time to time in one or more series of senior debt securities. Any series of debt securities will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness and will be effectively subordinated to the indebtedness outstanding under our senior credit facility from time to time and any other secured debt we may incur. Each series of debt securities will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by all of our wholly owned U.S. subsidiaries (other than our receivables securitization subsidiaries) as described below. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors. These subsidiary guarantors also guarantee our obligations under the senior credit facility. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. The indenture also does not limit the amount of other indebtedness or securities which we may issue, other than limiting secured indebtedness as described below. The trustee will authenticate and deliver debt securities as described in the indenture.
     We are a holding company and conduct all of our operations through our subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities and to repay the principal amount of the debt securities at maturity, upon redemption, acceleration or otherwise will depend upon our subsidiaries’ earnings and advances or loans made by them to us (and potentially dividends or distributions made by them to us). Our subsidiaries are separate and distinct legal entities and, except for the subsidiary guarantors’ obligations under the subsidiary guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to make advances or loans to us or to pay dividends or make other distributions to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. Except with respect to the covenants “Limitation Upon Liens” and “Limitation on Sale and Leaseback Transactions” contained in the indenture described below, the indenture does not restrict or limit the ability of any subsidiary to incur, create, assume or guarantee indebtedness or encumber its assets or properties. At September 30, 2005, we had approximately $3.10 billion aggregate principal amount of senior indebtedness outstanding (including subsidiary debt we have guaranteed) and no subordinated indebtedness outstanding.

     The covenants contained in the indenture would not necessarily afford the holder of debt securities protection in the event of a highly leveraged transaction or other transaction involving us that may adversely affect holders of debt securities.
     We will provide the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:
•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the currency or currency units or composite currencies based on or relating to currencies in which the offered debt securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the offered debt securities;

•	if other than 100% of the principal amount, the percentage of their principal amount at which the offered debt securities will be offered;

•	the date or dates (or method to determine them) on which the principal of the offered debt securities will be payable;

•	the rate or rates (or method to determine them) at which the offered debt securities will bear interest, if any, the date or dates from which any interest will accrue and on which interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

•	if other than as set forth in this prospectus, the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repurchase or repay offered debt securities, whether pursuant to any sinking fund or other provisions or at the option of a holder thereof;

•	whether the offered debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

•	whether the offered debt securities will be issuable in registered form or bearer form and, if the offered debt securities are issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of offered debt securities in bearer form;

•	whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any additional event of default; and

•	any other terms or conditions and any other deletions from, modifications of, or additions to the Indenture in respect of such series.
     “Principal” includes, when appropriate, the premium, if any, on the offered debt securities.

     Each series of debt securities will be a new issue with no established trading market. Therefore, we can give no assurance that there will be a liquid trading market for the debt securities. We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held, resold, canceled or used to satisfy any sinking fund or redemption requirements.
     Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax and other considerations applicable to these discounted debt securities (or to other debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes) will be described in a prospectus supplement.
     The debt securities may be denominated in U.S. dollars, or in any other currency, currency unit or composite currency. If we sell any of the debt securities for any foreign currency, currency unit or composite currency or if principal, premium, if any, and interest on any of the debt securities is payable in any foreign currency, currency unit or composite currency, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of debt securities and the foreign currency, currency unit or composite currency will be set forth in the prospectus supplement relating to those debt securities.
     Unless otherwise indicated in a prospectus supplement, principal and interest will be payable at the office or agency we maintain for that purpose. Debt securities may also be registered for transfer or exchange at that office or agency. At our option, payment of interest on registered debt securities may be made by check or by wire transfer. No service charge will be made for any exchange or registration of transfer of the debt securities, but we may require payment of a sum sufficient to cover any tax or other government charge.
  Subsidiary Guarantees
     Our obligations under the indenture and the debt securities, including the payment of principal of, and premium, if any, and interest on, the debt securities, will be fully and unconditionally guaranteed by all of our wholly owned U.S. subsidiaries, other than our receivables securitization subsidiaries. The subsidiary guarantors represent substantially all of our revenue, income and assets. The subsidiary guarantors’ guarantees will be joint and several obligations.
     The guarantees will be senior unsecured obligations of each subsidiary guarantor and will rank equally with all of the other senior unsecured obligations of the subsidiary guarantor. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors. The obligations of each subsidiary guarantor under its guarantee will provide that it be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.
     If a guarantee were rendered voidable, it could be subordinated by a court to all other liabilities and obligations (including guarantees and other contingent liabilities) of the applicable subsidiary guarantor, and, depending on the amount of such liabilities and obligations, a subsidiary guarantor’s liability on its guarantee could be reduced to zero.
     The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or (ii) make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities of that subsidiary guarantor.
     A subsidiary guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other person to the extent described below under “—Consolidation, Merger, Sale or Conveyance,” but, if such other person is not Dean Foods or another subsidiary guarantor, such subsidiary guarantor’s obligations under its subsidiary guarantee must be expressly assumed by such other person, unless the guarantee is released as described in the following paragraph.
     The guarantee of a subsidiary guarantor will be released automatically to the extent such subsidiary guarantor is released as a guarantor under the senior credit facility or the senior credit facility is refinanced without such subsidiary guarantor being a guarantor or the senior credit facility is otherwise terminated.

  Reports to the Trustee
     We are required to provide the trustee with an officers’ certificate each fiscal year stating that we reviewed our activities during the preceding fiscal year and that, after reasonable investigation and inquiry by the certifying officers, we are in compliance with the requirements of each indenture and that no default exists or, if we know of a default, we must identify it.
     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may be applicable, in connection with any obligation of ours to purchase offered debt securities at the option of the holders of those securities. Any such applicable obligation and tender offer rules will be described in the applicable prospectus supplement.
     Unless otherwise described in a prospectus supplement relating to any offered debt securities, there are no covenants or provisions contained in the indenture which may afford the holders of offered debt securities protection in the event of a highly leveraged transaction involving us, except to the limited extent described below under “Limitation Upon Liens,” “Limitation on Sale and Leaseback Transactions” and “Consolidation, Merger, Sale or Conveyance.” These covenants or provisions are not subject to waiver by our board of directors without the consent of the holders of not less than a majority in principal amount of debt securities of each series. For more information please refer to “Modification of Indenture” below.
  Limitation Upon Liens
     The indenture provides that, so long as any of the senior debt securities of a series remain outstanding, unless the terms of the series provide otherwise, we will not and will not permit any Consolidated Subsidiary to issue, assume or guarantee any indebtedness for money borrowed (“indebtedness”) that is secured by a mortgage, pledge, security interest or other lien or encumbrance (a “lien”) upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns a Principal Property unless
•	we secure the senior debt securities equally and ratably with (or prior to) any and all other obligations and indebtedness secured by that lien, or

•	the aggregate amount of all the indebtedness secured by the lien on us or our Consolidated Subsidiaries then outstanding, together with all Attributable Debt in respect of sale and leaseback transactions existing at that time, would not exceed 15% of the Consolidated Net Tangible Assets of Dean Foods, with the exception of transactions that are not subject to the limitation described in “Limitation on Sale and Leaseback Transactions” below.
     The above limitation will not apply to some types of permitted liens. Therefore, the indebtedness secured by those permitted liens is excluded in computing indebtedness for purposes of this limitation. These permitted liens include:
•	liens existing as of the date of the issuance of senior debt securities of any series;

•	liens on property or assets of, or any shares of stock or securing indebtedness of, any corporation existing at the time such corporation becomes a Consolidated Subsidiary;

•	liens on property, assets, shares of stock or securing indebtedness existing at the time of an acquisition, including an acquisition through merger or consolidation, and liens to secure indebtedness incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction and commencement of the operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost of that property;

•	liens to secure specified types of development, operation, construction, alteration, repair or improvement costs;

•	liens in favor of, or which secure indebtedness owing to, us or a Consolidated Subsidiary;

•	liens in connection with government contracts, including the assignment of moneys due or to come due on those contracts;

•	certain types of liens in connection with legal proceedings;

•	certain types of liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics’, materialmen’s, carriers’ or other similar liens;

•	liens on property securing obligations issued by a domestic governmental issuer to finance the cost of an acquisition or construction of that property;

•	extensions, substitutions, replacements or renewals of the foregoing if the principal amount of the indebtedness secured thereby is not increased and is not secured by any additional assets; and

•	liens securing indebtedness or any other obligation under the senior credit facility.
  Limitation on Sale and Leaseback Transactions
     The indenture provides that, so long as any of the senior debt securities of a series remain outstanding, unless the terms of that series provide otherwise, neither we nor any Consolidated Subsidiary may enter into any arrangement with any person (other than ourselves) where we or a Consolidated Subsidiary agree to lease any Principal Property which has been or is to be sold or transferred more than 120 days after the later of (i) such Principal Property has been acquired by us or a Consolidated Subsidiary and (ii) completion of construction and commencement of full operation thereof, by us or a Consolidated Subsidiary to that person (a “Sale and Leaseback Transaction”). Sale and Leaseback Transactions with respect to facilities financed with specified tax exempt securities are excepted from the definition This covenant does not apply to leases of a Principal Property for a term of less than three years.
This limitation also does not apply to any Sale and Lease-Back Transaction if
•	the net proceeds to us or a Consolidated Subsidiary from the sale or transfer equal or exceed the fair value, as determined by our board of directors, of the Principal Property so leased,

•	we or the Consolidated Subsidiary could incur indebtedness secured by a lien on the Principal Property to be leased pursuant to the terms discussed in “Limitation Upon Liens” above in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the senior debt securities, or

•	we, within 120 days after the effective date of the Sale and Leaseback Transaction, apply an amount equal to the fair value as determined by our board of directors of the Principal Property so leased to:
•	the prepayment or retirement of our Funded Debt, which may include debt securities; or

•	the acquisition of additional real property.
  Certain Definitions
     The terms set forth below are defined in the indenture as follows:
     “Attributable Debt,” in respect of the Sale and Leaseback Transactions described above, means as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with generally accepted accounting principles in the United States, of the obligation of a lessee for rental payments during the remaining term of any lease, including any period for which that lease has been extended or may, at the option of the lessor, be extended.
     “Consolidated Net Tangible Assets” means the aggregate amount of assets, reduced by applicable reserves and other properly deductible items, after deducting

•	all current liabilities, excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt because it is extendible or renewable, and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles, all as set forth on the books and records of Dean Foods and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States.
     “Consolidated Subsidiary” means a subsidiary of Dean Foods, the accounts of which are consolidated with those of Dean Foods in accordance with generally accepted accounting principles in the United States.
     “Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower. When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, we have deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.
     “Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by Dean Foods or any Consolidated Subsidiary, and in each case the net book value of which as of that date exceeds 2% of the Consolidated Net Tangible Assets of Dean Foods as shown on the consolidated balance sheet contained in our latest filing with the SEC, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Consolidated Subsidiaries, considered as one enterprise.
  Events of Default
     “Event of default” means, with respect to any series of debt securities, any of the following:
•	failure to pay interest that continues for a period of 30 days after payment is due;

•	failure to make any principal or premium payment when due;

•	failure to comply with any of our other agreements contained in the indenture or in the debt securities for 90 days after either the trustee notifies us of the failure or the holders of at least 25% in principal amount of the outstanding debt securities affected by the failure notify us and the trustee of the failure;

•	failure to make any payment after the maturity of any indebtedness of the Company with an aggregate principal amount in excess of $250 million or the acceleration of indebtedness of the Company with an aggregate principal amount in excess of $250 million as a result of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged or such acceleration is not cured, waived, rescinded or annulled within a period of 30 days after we receive written notice; or

•	other events of bankruptcy, insolvency or reorganization as specified in the indenture.
     In general, the trustee is required to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of a default if the trustee in good faith determines that it is in the best interest of the holders of that series to do so, other than a default in the payment of principal of, and premium, if any, or interest on any debt security or in the making of any sinking fund payment. An event of default for a particular series of debt securities does not necessarily constitute an event of default for other series of debt securities. Additional events of default may be prescribed for the benefit of holders of any series of debt securities and will be described in a prospectus supplement.

     If there is a continuing event of default with respect to any series of debt securities, then either the trustee or the holders of at least 25% in aggregate principal amount of that series may require us to immediately repay the principal and accrued interest on the affected series or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series. Subject to specified conditions, the requirement to repay with respect to a series of debt securities may be annulled, and past defaults waived by the holders of a majority in principal amount of the debt securities of that series then outstanding, other than a continuing default in payment of principal of or premium, if any, or interest on the debt securities.
     The trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity. Subject to limitations specified in the indenture, the holders of a majority in principal amount of the then outstanding debt securities of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
  Consolidation, Merger, Sale or Conveyance
     The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, if
•	either we are the continuing corporation, or the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

•	immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.
  Modification of the Indenture
     The indenture contains provisions permitting us, the subsidiary guarantors and the trustee to amend or supplement the indenture or the notes of a series with the consent of the holders of a majority in principal amount of the notes of that series then outstanding. However, no amendment or supplement may, among other things, (a) extend the final maturity of any note, or reduce the rate or extend the time of payment of any interest on the note, or reduce the principal amount of any note, premium on any note, or reduce any amount payable upon any redemption of any note, or (b) reduce the percentage of principal amount of the notes that is required to approve an amendment or supplement to the indenture, without the consent of the holder of each note so affected.
  Satisfaction and Discharge of Indenture; Defeasance
     We may terminate our obligations under the debt securities of any series, except for certain surviving obligations, if either all of the debt securities of that series have been delivered to the trustee for cancellation or the debt securities of that series mature within one year or may be called for redemption within one year and, among other things, we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the debt securities of that series to maturity.
     The indenture, except for certain specified surviving obligations, will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all of the debt securities or the deposit with the trustee of cash or appropriate government obligations or a combination thereof sufficient for the payment or redemption in accordance with the indenture and the terms of each series of debt securities.
  Legal Defeasance
     We may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, destroyed, lost or mutilated debt securities, to maintain paying agencies, to compensate and indemnify the trustee and to furnish the trustee with the names and addresses of holders of debt securities), which we refer to as “defeasance,” if:

•	we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the debt securities of that series on the applicable due dates for those payments in accordance with the terms of the debt securities;

•	we deliver to the trustee either (i) an opinion of counsel, based on a ruling of the United States Internal Revenue Service (unless there has been a change in the applicable United States federal income tax law), to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred or (ii) a ruling of the United States Internal Revenue Service directed to the trustee to the same effect as set forth in clause (i) above;

•	immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the debt securities of that series shall have occurred and be continuing on the date of deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.
Defeasance of Certain Obligations
     We may omit to comply with certain covenants with respect to the debt securities of any series, and any such omission will not constitute an event of default with respect to the debt securities of that series, which we refer to as “covenant defeasance,” if:
•	we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the debt securities of that series on the applicable due dates for those payments in accordance with the terms of the debt securities;

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the debt securities of that series shall have occurred and be continuing on the date of the deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit;

•	if the debt securities of that series are then listed on a national securities exchange, we deliver to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of such covenant defeasance; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.
     If we exercise our option to effect a defeasance or covenant defeasance with respect to the debt securities of any series, as described above, and the trustee or paying agent is unable to apply any money or securities that we have deposited because of any legal proceeding or any order or judgment of any court of governmental authority, in each case our obligations under the indenture and the debt securities of that series will be revived and reinstated.
  Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
  Concerning the Trustee
     The Bank of New York Trust Company, N.A. will be the trustee under the indenture. We maintain customary banking relationships in the ordinary course of business with the trustee and its affiliates.
BOOK-ENTRY ISSUANCE
     The debt securities offered by any prospectus supplement may be issued in whole or in part in book-entry form and represented by one or more global securities, referred to as “global securities.” Global securities will be deposited with or on behalf of a depositary, referred to as the “global security depositary,” identified in the applicable prospectus supplement relating to the series and will be registered in the name of the global security depositary or its nominee. Unless and until it is exchanged for debt securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a global security may not be transferred except as a whole by the global security depositary to a nominee of the global security depositary or by a nominee of the global security depositary to the global security depositary or another nominee of the depositary or by the global security depositary or its nominee to a successor of the global security depositary or a nominee of the successor.
     Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or “DTC,” will act as global security depositary for any global securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC directly to discuss these matters.
DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, or “Exchange Act.”
     DTC holds securities for its participants and facilitates post-trade settlement among its participants of sales and securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between accounts of its participants, thereby eliminating the need for physical transfer and delivery of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the applicable securities, banks and trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to other entities such as banks, both U.S. and non-U.S. brokers, dealers, trust companies and clearing corporations, which we collectively refer to as “indirect participants,”

that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC participants are on file with the SEC.
     Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
     To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Redemption notices will be sent to DTC or its nominee. If less than all of the applicable securities are being redeemed, DTC will determine the amount of the interest of each direct participant in the applicable securities to be redeemed in accordance with DTC’s procedures.
     In any case where a vote may be required with respect to the applicable securities, neither DTC nor Cede & Co. will give consents for or vote those securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. or such other nominee as has been designated by DTC to those direct participants to whose accounts the applicable securities are credited on the record date identified in a listing attached to the omnibus proxy.
     Payments on global securities will be made to Cede & Co., as nominee of DTC, or such other nominee as has been designated by DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee or transfer agent, as the case may be, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. or such other nominee as has been designated by DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
     Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of debt securities will not be entitled to have those debt securities registered in their names and will not receive physical delivery of those debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under those debt securities and the applicable indenture or other instrument or agreement pursuant to which those debt securities were issued.
     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global securities.

     DTC is under no obligation to provide its services as depositary for any debt securities and may discontinue providing its service at any time by giving notice to us. Neither we nor the trustee or any agent, as the case may be, for the applicable debt securities will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.
     Beneficial owners of debt securities registered in book-entry form will not receive certificates representing their ownership interests in those debt securities. However, if:
•	the depositary for a global security notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary for that global security ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of the depositary ceasing to be so registered, as the case may be,

•	we, in our sole discretion, determine that the applicable debt securities will no longer be represented by global securities, or

•	an event of default (if any) with respect to the applicable debt securities has occurred and is continuing, we will issue and deliver definitive certificated debt securities in exchange for interests in the applicable global security. We anticipate that those definitive certificated debt securities will be registered in the name or names as the depositary instructs the trustee or transfer agent, as the case may be, for those debt securities and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable global securities.
     We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
     We may sell the debt securities in any of four ways:
     • directly to purchasers;
     • through agents;
     • through dealers; or
     • through one or more underwriters or a syndicate of underwriters in an underwritten offering.
     With respect to each offering of a series of debt securities, the following information will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement:
     • the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such series of debt securities and the proceeds to us from such sale;
     • any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation;
     • any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents; and
     • any securities exchanges on which the debt securities of the series may be listed.
     Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the debt securities offered by the prospectus supplement.
     If we sell debt securities through underwriters, the underwriters will acquire the debt securities for their own account. Debt securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the debt securities offered by the prospectus supplement if any of the debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     We may also sell the debt securities directly or through agents, which may also act as principals, which we may designate from time to time. Any agent involved in the offer or sale of debt securities with regard to which this prospectus is delivered will be named, and any commissions we may pay to the agent will be set forth in, or may be calculated from the information set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment. In the case of sales we may directly make, no commission will be payable.
     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase debt securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.
     Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make with respect to the liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

     The debt securities of any series may not be listed on a national securities exchange and, if listed, the listing of debt securities may not continue until the maturity of such series of such series of debt securities. Some broker-dealers may make a market in the any series of debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer market will be reasonably liquid or broad. If we know that any series of debt securities will be listed on an exchange or that a broker-dealer will make a market in any series of debt securities, we will include that information in the prospectus supplement.
     To facilitate an offering of a series of debt securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of such debt securities. This may include over-allotments or short sales of such debt securities, which involves the sale by persons participating in the offering of more debt securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of debt securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if debt securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of such debt securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS
     Legal matters relating to the debt securities will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Washington, D.C.
EXPERTS
     The consolidated financial statements and related consolidated financial statement schedules of Dean Foods Company and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and for each of the three years ended December 31, 2004, 2003 and 2002, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed on December 14, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is a statement of the expenses (all of which are estimated) to be incurred by Dean in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such an amount is unknown at this time.

Securities and Exchange Commission registration fee	$107,000
Accounting fees and expenses	50,000
Trustee’s fees and expenses	10,000
Printing, distribution, and engraving fees	50,000
Legal fees and expenses	100,000
Rating agency fees	100,000
Miscellaneous	25,000

Total	$442,000

Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, that, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
     Our restated certificate of incorporation, as amended, provides that we shall indemnify our directors and officers to the fullest extent authorized by the DGCL as it exists or as it may be amended to provide broader indemnification rights than previously permitted. However, we will indemnify a director or officer in connection with a proceeding initiated by the director or officer only if the proceeding was authorized by our board of directors. We will indemnify the director or officer for expenses incurred in defending any proceeding in advance of final disposition of the proceeding, which we refer to as “advancement of expenses,” provided that, if required by the DGCL, we will advance these expenses only if the director or officer delivers an undertaking to repay the amounts advanced if it is ultimately determined by non-appealable judicial decision that the director or officer is not entitled to be indemnified. These rights to indemnification and advancement of expenses are non-exclusive.
     The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.
     The charter documents and applicable state laws provide similar indemnification for the officers and directors of the subsidiary guarantors.

     The Registrant expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the Registrant by the underwriters or agents, as the case may be, against certain liabilities.
Item 16. Exhibits.

Exhibit
Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, filed April 1, 2002 (File No. 1-12755)).

4.2	Amended and Restated Bylaws (incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-12755)).

4.3	Form of Indenture.

4.4	Form of proposed Debt Security (included in Exhibit 4.3 at pages A-1 to A-9).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained in the signature pages to this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities.

*	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.
Item 17. Undertakings.
(a) The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(b) The undersigned Registrants undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN FOODS COMPANY

By:	/s/ Cory M. Olson

Cory M. Olson
Senior Vice President — Investor Relations
and Treasurer
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Gregg L. Engles Gregg L. Engles	Chief Executive Officer and Chairman of the Board

/s/ Barry A. Fromberg Barry A. Fromberg	Executive Vice President and Chief Financial Officer

/s/ Ronald L. McCrummen Ronald L. McCrummen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Alan J. Bernon Alan J. Bernon	Director

/s/ Lewis M. Collens Lewis M. Collens	Director

/s/Tom Davis Tom Davis	Director

/s/ Stephen L. Green Stephen L. Green	Director

Signature	Title

/s/Joseph S. Hardin, Jr. Joseph S. Hardin, Jr.	Director

/s/Janet Hill Janet Hill	Director

/s/Ronald Kirk Ronald Kirk	Director

/s/John S. Llewellyn, Jr. John S. Llewellyn, Jr.	Director

/s/John R. Muse John R. Muse	Director

/s/Hector M. Nevares Hector M. Nevares	Director

/s/Pete Schenkel Pete Schenkel	Director

/s/Jim L. Turner Jim L. Turner	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

31 LOGISTICS, INC.
ALTA-DENA CERTIFIED DAIRY, INC.
BARBER MILK, INC.
BERKELEY FARMS, INC.
CREAMLAND DAIRIES, INC.
DEAN DAIRY PRODUCTS COMPANY
DEAN FOODS COMPANY OF CALIFORNIA, INC.
DEAN FOODS COMPANY OF INDIANA, INC.
DEAN FOODS NORTH CENTRAL, INC.
DEAN INTERNATIONAL HOLDING COMPANY
DEAN MANAGEMENT CORPORATION
DEAN MILK COMPANY, INC.
DEAN TRANSPORTATION, INC.
ELGIN BLENDERS, INCORPORATED
GANDY’S DAIRIES, INC.
HORIZON ORGANIC DAIRY, IDAHO FARM, INC.
HORIZON ORGANIC DAIRY,
MARYLAND FARM, INC.
HORIZON ORGANIC HOLDING CORPORATION
HORIZON ORGANIC INTERNATIONAL, INC.
LIBERTY DAIRY COMPANY
MARATHON DAIRY INVESTMENT CORP.
MAYFIELD DAIRY FARMS, INC.
McARTHUR DAIRY, INC.
MEADOW BROOK DAIRY COMPANY
MIDWEST ICE CREAM COMPANY
PURITY DAIRIES, INCORPORATED
REITER DAIRY OF AKRON, INC.
SUIZA DAIRY GROUP HOLDINGS, INC.
SUIZA DAIRY GROUP, INC.
SWISS PREMIUM DAIRY, INC.
T.G. LEE FOODS, INC.
TUSCAN/LEHIGH DAIRIES, INC.
VERIFINE DAIRY PRODUCTS CORPORATION
OF SHEBOYGAN, INC.
WHITE WAVE, INC.
WHITEWAVE FOODS COMPANY

By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President and Secretary and Director
Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Vice President (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Vice President (Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

BARBER ICE CREAM, LLC
BROUGHTON FOODS, LLC
COLORADO ES, LLC
COUNTRY DELITE FARMS, LLC
COUNTRY FRESH, LLC
CURAN, LLC
DAIRY FRESH, LLC
DAIRY INFORMATION SYSTEMS, LLC
DAIRY INFORMATION SYSTEMS
HOLDINGS, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN ILLINOIS DAIRIES, LLC
DEAN MIDWEST, LLC
DEAN MIDWEST II, LLC
DEAN NORTHEAST, LLC
DEAN NORTHEAST II, LLC
DEAN SOCAL, LLC
DEAN SOUTHEAST, LLC
DEAN SOUTHEAST II, LLC
DEAN SOUTHWEST, LLC
DEAN SOUTHWEST II, LLC
FAIRMONT DAIRY, LLC
GOLDEN VALLEY DAIRY, LLC
HPNC, LLC
INTERNATIONAL DAIRY HOLDINGS, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
LOUIS TRAUTH DAIRY, LLC
MELODY FARMS, L.L.C.
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC
NEW ENGLAND DAIRIES, LLC
PET O’FALLON, LLC
REEVES STREET, LLC
REGAN, LLC
REITER DAIRY OF SPRINGFIELD, LLC
ROBINSON DAIRY, LLC
SCHENKEL’S ALL-STAR DAIRY, LLC
SCHENKEL’S ALL-STAR DELIVERY, LLC
SFG MANAGEMENT LIMITED
LIABILITY COMPANY

SHENANDOAH’S PRIDE, LLC SULPHUR SPRINGS CULTURED SPECIALTIES, LLC SWISS II, LLC TERRACE DAIRY, LLC

By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Secretary
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson Lisa N. Tyson	Vice President, Secretary and Manager (Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Vice President (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Vice President (Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN HOLDING COMPANY

By:	/s/ Cory M. Olson

Cory M. Olson
Senior Vice President — Investor Relations and Treasurer
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December  12, 2005.

Signature	Title

/s/ Gregg L. Engles Gregg L. Engles	Chief Executive Officer (Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Lisa N. Tyson Lisa N. Tyson	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN INTELLECTUAL PROPERTY
SERVICES II, L.P.

BY: DIPS GP II, LLC, its General Partner

By:	/s/ Lisa N. Tyson

Lisa N. Tyson
Vice President and Assistant Secretary
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson Lisa N. Tyson	Vice President and Assistant Secretary (Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Vice President (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Vice President (Principal Accounting Officer)

/s/ Robert W. Eaddy	Manager of DIPS GP II, LLC
DIPS Limited Partner II
By: The Capital Trust Company of
Delaware, as Trustee
By: Robert W. Eaddy
Senior Vice President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN INTELLECTUAL PROPERTY
SERVICES, L.P.

BY: DIPS GP, INC., its General Partner

By:	/s/ Lisa N. Tyson

Lisa N. Tyson
Vice President and Assistant Secretary
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson Lisa N. Tyson	Vice President and Assistant Secretary (Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Vice President (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Vice President (Principal Accounting Officer)

/s/ Bridget G. Johnson

Bridget G. Johnson	Director of DIPS GP, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN LEGACY BRANDS, INC.
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Assistant Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President, Assistant Secretary and Director

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg Barry A. Fromberg	Vice President (Principal Financial Officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Vice President (Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DEAN PUERTO RICO HOLDINGS, LLC
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
President and Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	President, Secretary and Manager

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DIPS GP II, LLC
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Assistant Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President and Assistant Secretary

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

/s/ Robert W. Eaddy	Manager

DIPS Limited Partner II
By: The Capital Trust Company of Delaware, as Trustee
By: Robert W. Eaddy Senior Vice President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

DIPS GP, INC.
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Assistant Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President and Assistant Secretary

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

/s/ Bridget G. Johnson	Director

Bridget G. Johnson

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

DIPS LIMITED PARTNER II DIPS LIMITED PARTNER SOUTHERN FOODS HOLDINGS BY: THE CAPITAL TRUST COMPANY OF DELAWARE, as Trustee
By:	/s/ Robert W. Eaddy
Robert W. Eaddy
Senior Vice President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

NEPTUNE COLORADO LLC
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President, Secretary and Manager

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President, Secretary and Manager

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

SOUTHERN FOODS GROUP, L.P. BY: SFG MANAGEMENT LIMITED LIABILITY COMPANY, its General Partner
By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Vice President and Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Lisa N. Tyson	Vice President, Secretary and Manager

Lisa N. Tyson	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 12, 2005.

WHITEWAVE SERVICES, INC.
By:	/s/ Jacqueline T. Gwinn
Jacqueline T. Gwinn
President

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Michelle P. Goolsby, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 12, 2005.

Signature	Title

/s/ Jacqueline T. Gwinn	President and Director

Jacqueline T. Gwinn	(Principal Executive Officer)

/s/ Barry A. Fromberg	Vice President
Barry A. Fromberg	(Principal Financial Officer)

/s/ Ronald L. McCrummen	Vice President
Ronald L. McCrummen	(Principal Accounting Officer)

/s/ Robert A. Sagedy	Director

Robert A. Sagedy

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, filed April 1, 2002 (File No. 1-12755)).

4.2	Amended and Restated Bylaws (incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-12755)).

4.3	Form of Indenture.

4.4	Form of proposed Debt Security (included in Exhibit 4.3 at pages A-1 to A-9).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained in the signature pages to this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities.

*	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.